Exhibit 23.2

Suites 1701-02, 17/F., 308 Central Des Voeux, 308 Des Voeux Road Central, Sheung Wan, Hong Kong 香港上環德輔道中308 17樓1701-02室 Tel電話: (852) 2123-1695 Faxs傳真: (852) 2122-9481

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of Wellchange Holdings Company Limited of our report dated May 15, 2025 relating to the consolidated financial statements, which appears in Wellchange Holdings Company Limited 's Form 20-F for the year ended December 31, 2024.

/s/ SR CPA & Co

Hong Kong
December 1, 2025